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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Parent
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Westwood Homestead Financial Corporation

                                             Percentage                    State of
Subsidiaries (1)                               Owned                    Incorporation
----------------                               -----                    -------------
Westwood Homestead Savings Bank                100%                      United States








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[FN]
(1) The operations of the subsidiary are included in the consolidated financial statements contained in the annual report to stockholders attached hereto as an exhibit.